As filed with the Securities and Exchange Commission on January 31, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Oracle Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-2871189
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

500 Oracle Parkway

Redwood City, California 94065

(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

PEOPLESOFT, INC. AMENDED AND RESTATED 1989 STOCK PLAN

PEOPLESOFT, INC. 2001 STOCK PLAN

PEOPLESOFT, INC. 2000 NONSTATUTORY STOCK OPTION PLAN

PEOPLESOFT, INC. 1992 DIRECTORS’ STOCK OPTION PLAN

PEOPLESOFT, INC. 2003 DIRECTORS STOCK PLAN

INTREPID SYSTEMS, INC. 1992 STOCK OPTION PLAN

J.D. EDWARDS & COMPANY 1992 INCENTIVE STOCK OPTION PLAN,

J.D. EDWARDS & COMPANY 1992 NONQUALIFIED STOCK OPTION PLAN,

J.D. EDWARDS & COMPANY 1997 EQUITY INCENTIVE PLAN,

J.D. EDWARDS & COMPANY 2003 EQUITY INCENTIVE PLAN,

RED PEPPER SOFTWARE COMPANY 1993 STOCK OPTION PLAN

SKILLSVILLAGE 1999 STOCK PLAN

TEAMSCAPE CORPORATION 1998 STOCK PLAN

TRIMARK TECHNOLOGIES, INC. 1993 STOCK OPTION PLAN

THE VANTIVE CORPORATION AMENDED AND RESTATED 1991 STOCK OPTION PLAN

THE VANTIVE CORPORATION 1997 NONSTATUTORY STOCK OPTION PLAN

(Full Title of the Plan)

Daniel Cooperman

Senior Vice President, General Counsel & Secretary

Oracle Corporation

500 Oracle Parkway

Redwood City, California 94065

(650) 506-7000

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Jean M. McLoughlin, Esq.

Davis Polk & Wardwell

1600 El Camino Real

Menlo Park, CA 94025

(650) 752-2000

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, par value $0.01 per share (4)	47,803,283	$13.36	$638,651,861	$75,170

(1)	Includes rights (“Rights”) issuable pursuant to the Stockholder Rights Plan dated December 3, 1990, as amended on January 24, 1994, March 31, 1998 and March 22, 1999.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares that may be offered or issued pursuant to the Plans (as defined below) as a result of stock splits, stock dividends or similar transactions.

(3)	Computed solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act on the basis of the average of the high and low sale prices of the Common Stock as reported on the Nasdaq National Market on January 24, 2005.

(4)	Pursuant to the Agreement and Plan of Merger dated December 12, 2004, all outstanding options under the stock plans of PeopleSoft, Inc. listed above (the “Plans”) were assumed by Registrant and converted into options to purchase the Registrant’s common stock.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

1.	The Registrant’s latest annual report on Form 10-K (the “Annual Report”) for the fiscal year ended May 31, 2004, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed (the “Annual Report”).

2.	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended August 31, 2004 and November 30, 2004.

3.	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above.

4.	The descriptions of the Registrant’s Common Stock and of certain rights associated with such Common Stock (the “Rights”) contained in the Registrant’s registration statements on Form 8-A (as amended) filed with the Commission under Section 12 of the Exchange Act on April 2, 1986 (with respect to the Common Stock) and on December 10, 1990, January 24, 1994, March 31, 1998 and March 22, 1999 (with respect to the Rights), including any amendments or reports filed for the purpose of updating such descriptions.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities

Not Applicable.

Item 5.	Interests of Named Experts and Counsel

Jacklyn J. Park, who is issuing the opinion of the Registrant’s Legal Department on the legality of the Registrant’s Common Stock offered hereby, is a Senior Corporate Counsel of the Registrant. Ms. Park

owns Common Stock of the Registrant and holds employee stock options to purchase Common Stock of the Registrant.

Item 6.	Indemnification of Directors and Officers

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Registrant’s Restated Certificate of Incorporation includes a provision that eliminates the personal liability of each of its directors for monetary damages for breach of such director’s fiduciary duty as a director, except for liability: (a) for any breach of the director’s duty of loyalty to the Registrant or its stockholders; (b) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. The directors’ liability will be further limited to the extent permitted by any future amendments to the Delaware General Corporation Law authorizing the further limitation or elimination of the liability of directors. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors, officers and employees, and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant’s request, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant is required to advance expenses, as incurred, to such directors, officers and employees in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of the law or deriving an improper personal benefit); (iii) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with such directors, officers and employees; (iv) the Registrant is required to maintain director and officer liability insurance to the extent it determines that such insurance is reasonably available; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

The Registrant has entered into indemnification agreements with its directors and officers containing provisions which provide for the indemnification of such director or officer, as applicable, to the fullest extent permitted by Delaware law.

The indemnification provisions in the Bylaws, and any indemnification agreements entered into between the Registrant and its directors or officers, may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities arising under the Securities Act.

Item 7.	Exemption From Registration Claimed

Not Applicable.

Item 8.	Exhibits

Exhibit No.	Description

4.1(1)	Amended and Restated Preferred Shares Rights Agreement, dated March 31, 1998 (incorporated by reference to the Registrant’s Form 8-A/A filed on March 31, 1998).

4.2(2)	Amendment Number One to the Amended and Restated Preferred Shares Rights Agreement, dated March 22, 1999 (incorporated by reference to the Registrant’s Form 8-A/A filed on March 22, 1999).

4.3(3)	Specimen Certificate of Registrant’s Common Stock (incorporated by reference to the Registrant’s Form 10-K filed on August 10, 2001).

5.1	Opinion of Counsel.

23.1	Consent of Counsel (included in Exhibit 5.1).

23.2	Consent of Registered Independent Public Accounting Firm.

24.1	Power of Attorney (included on Signature page hereto).

99.1	PeopleSoft, Inc. Amended and Restated 1989 Stock Plan (incorporated by reference to Exhibit 99.1 to the registration statement on Form S-8, No. 333-46998, filed by PeopleSoft, Inc. on September 29, 2000).

99.2	PeopleSoft, Inc. 2001 Stock Plan (incorporated by reference to Exhibit 10.5 to PeopleSoft, Inc.’s 2001 Annual Report on Form 10-K filed by PeopleSoft, Inc. on March 25, 2002).

99.3	PeopleSoft, Inc. 2000 Nonstatutory Stock Option Plan (incorporated by reference the Exhibit 99 to the registration statement on Form S-8, No. 333-47000, filed by PeopleSoft, Inc. on September 29, 2000).

99.4	PeopleSoft, Inc. 1992 Directors’ Stock Option Plan (incorporated by reference to Exhibit 10.3 to the registration statement on Form S-1, No. 33-53000, filed by PeopleSoft, Inc. on October 7, 1992, as amended by Amendment No. 1 thereto filed on October 26, 1992, Amendment No. 2 thereto filed on November 10, 1992 and Amendment No. 3 thereto filed on November 18, 1992, and the registration statement on Form S-1, No. 33-62356, filed by PeopleSoft, Inc. on May 7, 1993).

99.5	PeopleSoft, Inc. 2003 Directors Stock Plan (incorporated by reference to Exhibit 99.2 to the registration statement on Form S-8, No. 333-108791, filed by PeopleSoft, Inc. on September 12, 2003).

99.6	Intrepid Systems, Inc. 1992 Stock Option Plan (incorporated by reference to Exhibit 99 to the registration statement on Form S-8, No. 333-65857, filed by PeopleSoft, Inc. on October 19, 1998).

99.7	J.D. Edwards & Company 1992 Incentive Stock Option Plan (incorporated by reference to Exhibit 10.16 to the registration statement on Form S-1, No. 333-30701 filed by J.D. Edwards & Company on July 3, 1997).

99.8	J.D. Edwards & Company 1992 Nonqualified Stock Option Plan (incorporated by reference to Exhibit 10.17 to the registration statement on Form S-1, No. 333-30701 filed by J.D. Edwards & Company on July 3, 1997).

99.9	J.D. Edwards & Company 1997 Equity Incentive Plan (incorporated by reference to Exhibit 10.21 to the Amendment No. 1 to the Form S-1, No. 333-30701, filed by J.D. Edwards & Company on August 8, 1997).

99.10	J.D. Edwards & Company 2003 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Form 10-Q for the quarter ended April 30, 2003 filed by J.D. Edwards & Company on June 4, 2003).

99.11	Red Pepper Software Company 1993 Stock Option Plan (incorporated by reference to Exhibit No. 4.4 to the registration statement on Form S-8, No. 333-14745, filed by PeopleSoft, Inc. on October 24, 1996).

99.12	SkillsVillage 1999 Stock Plan (incorporated by reference to Exhibit 99.12 to the registration statement on Form S-8, No. 333-122257, filed by Oracle Corporation on January 24, 2005).

99.13	Teamscape Corporation 1998 Stock Plan (incorporated by reference to Exhibit 99.1 to the registration statement on Form S-8, No. 333-100575, filed by PeopleSoft, Inc. on October 16, 2002).

99.14	Trimark Technologies, Inc. 1993 Stock Option Plan (incorporated by reference to Exhibit 99.4 to the registration statement on Form S-8, No. 333-77911, filed by PeopleSoft, Inc. on May 6, 1999).

99.15	The Vantive Corporation Amended and Restated 1991 Stock Option Plan (incorporated by reference to Exhibit 99.1 to the registration statement on Form S-8, No. 333-94833, filed by PeopleSoft, Inc. on January 18, 2000).

99.16	The Vantive Corporation 1997 Nonstatutory Stock Option Plan (incorporated by reference to Exhibit 99.3 to the registration statement on Form S-8, No. 333-94833, filed by PeopleSoft, Inc. on January 18, 2000).

Item 9.	Undertakings

The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under “Item 6—Indemnification of Directors and Officers”, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 28th day of January, 2005.

ORACLE CORPORATION

By:	/s/ Harry L. You
	Name:	Harry L. You
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lawrence J. Ellison Lawrence J. Ellison	Chief Executive Officer and Director (Principal Executive Officer)	January 28, 2005

/s/ Harry L. You Harry L. You	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 28, 2005

/s/ Jennifer L. Minton Jennifer L. Minton	Senior Vice President, Finance and Operations (Principal Accounting Officer)	January 28, 2005

/s/ Jeffrey Berg Jeffrey Berg	Director	January 28, 2005

/s/ H. Raymond Bingham H. Raymond Bingham	Director	January 28, 2005

Signature	Title	Date

/s/ Michael J. Boskin Michael J. Boskin	Director	January 28, 2005

/s/ Safra A. Catz Safra A. Catz	Director	January 28, 2005

/s/ Hector Garcia-Molina Hector Garcia-Molina	Director	January 28, 2005

/s/ Joseph A. Grundfest Joseph A. Grundfest	Director	January 26, 2005

/s/ Jeffrey O. Henley Jeffrey O. Henley	Director and Chairman of the Board	January 26, 2005

/s/ Jack F. Kemp Jack F. Kemp	Director	January 28, 2005

/s/ Donald L. Lucas Donald L. Lucas	Director	January 28, 2005

/s/ Charles E. Phillips, Jr. Charles E. Phillips, Jr.	Director	January 28, 2005

Exhibit Index

Exhibit No.	Description

4.1(1)	Amended and Restated Preferred Shares Rights Agreement, dated March 31, 1998 (incorporated by reference to the Registrant’s Form 8-A/A filed on March 31, 1998).

4.2(2)	Amendment Number One to the Amended and Restated Preferred Shares Rights Agreement, dated March 22, 1999 (incorporated by reference to the Registrant’s Form 8-A/A filed on March 22, 1999).

4.3(3)	Specimen Certificate of Registrant’s Common Stock (incorporated by reference to the Registrant’s Form 10-K filed on August 10, 2001).

5.1	Opinion of Counsel.

23.1	Consent of Counsel (included in Exhibit 5.1).

23.2	Consent of Registered Independent Public Accounting Firm.

24.1	Power of Attorney (included on Signature page hereto).

99.1	PeopleSoft, Inc. Amended and Restated 1989 Stock Plan (incorporated by reference to Exhibit 99.1 to the registration statement on Form S-8, No. 333-46998, filed by PeopleSoft, Inc. on September 29, 2000).

99.2	PeopleSoft, Inc. 2001 Stock Plan (incorporated by reference to Exhibit 10.5 to PeopleSoft, Inc.’s 2001 Annual Report on Form 10-K filed by PeopleSoft, Inc. on March 25, 2002).

99.3	PeopleSoft, Inc. 2000 Nonstatutory Stock Option Plan (incorporated by reference the Exhibit 99 to the registration statement on Form S-8, No. 333-47000, filed by PeopleSoft, Inc. on September 29, 2000).

99.4	PeopleSoft, Inc. 1992 Directors’ Stock Option Plan (incorporated by reference to Exhibit 10.3 to the registration statement on Form S-1, No. 33-53000, filed by PeopleSoft, Inc. on October 7, 1992, as amended by Amendment No. 1 thereto filed on October 26, 1992, Amendment No. 2 thereto filed on November 10, 1992 and Amendment No. 3 thereto filed on November 18, 1992, and the registration statement on Form S-1, No. 33-62356, filed by PeopleSoft, Inc. on May 7, 1993).

99.5	PeopleSoft, Inc. 2003 Directors Stock Plan (incorporated by reference to Exhibit 99.2 to the registration statement on Form S-8, No. 333-108791, filed by PeopleSoft, Inc. on September 12, 2003).

99.6	Intrepid Systems, Inc. 1992 Stock Option Plan (incorporated by reference to Exhibit 99 to the registration statement on Form S-8, No. 333-65857, filed by PeopleSoft, Inc. on October 19, 1998).

99.7	J.D. Edwards & Company 1992 Incentive Stock Option Plan (incorporated by reference to Exhibit 10.16 to the registration statement on Form S-1, No. 333-30701 filed by J.D. Edwards & Company on July 3, 1997).

99.8	J.D. Edwards & Company 1992 Nonqualified Stock Option Plan (incorporated by reference to Exhibit 10.17 to the registration statement on Form S-1, No. 333-30701 filed by J.D. Edwards & Company on July 3, 1997).

99.9	J.D. Edwards & Company 1997 Equity Incentive Plan (incorporated by reference to Exhibit 10.21 to the Amendment No. 1 to the Form S-1, No. 333-30701, filed by J.D. Edwards & Company on August 8, 1997).

99.10	J.D. Edwards & Company 2003 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Form 10-Q for the quarter ended April 30, 2003 filed by J.D. Edwards & Company on June 4, 2003).

99.11	Red Pepper Software Company 1993 Stock Option Plan (incorporated by reference to Exhibit No. 4.4 to the registration statement on Form S-8, No. 333-14745, filed by PeopleSoft, Inc. on October 24, 1996).

99.12	SkillsVillage 1999 Stock Plan.

99.13	Teamscape Corporation 1998 Stock Plan (incorporated by reference to Exhibit 99.1 to the registration statement on Form S-8, No. 333-100575, filed by PeopleSoft, Inc. on October 16, 2002).

99.14	Trimark Technologies, Inc. 1993 Stock Option Plan (incorporated by reference to Exhibit 99.4 to the registration statement on Form S-8, No. 333-77911, filed by PeopleSoft, Inc. on May 6, 1999).

99.15	The Vantive Corporation Amended and Restated 1991 Stock Option Plan (incorporated by reference to Exhibit 99.1 to the registration statement on Form S-8, No. 333-94833, filed by PeopleSoft, Inc. on January 18, 2000).

99.16	The Vantive Corporation 1997 Nonstatutory Stock Option Plan (incorporated by reference to Exhibit 99.3 to the registration statement on Form S-8, No. 333-94833, filed by PeopleSoft, Inc. on January 18, 2000).